Exhibit 99.1

Abpro Announces 1-for-30 Reverse Stock Split Effective November 3, 2025

Achieved ~60% reduction in operating costs through a focused cost optimization plan

DiversImmune® platform positioned to unlock additional pipeline value

Reverse stock split supports Nasdaq compliance and positions company for next phase of growth

BURLINGTON, Mass., November 3, 2025 – Abpro Holdings, Inc. (Nasdaq: ABP) (“Abpro” or the “Company”), a biotechnology company advancing next-generation antibody therapies, today announced that its previously approved 1-for-30 reverse stock split (the “Reverse Stock Split”) of its common stock became effective at 5:01 p.m. Eastern Time on October 31, 2025. The Company’s common stock will begin trading on a split-adjusted basis at the open of trading on November 3, 2025 under the ticker symbol “ABP” and the new CUSIP number will be 000847202.

At the effective time, every 30 shares of issued and outstanding common stock will automatically combine into one (1) issued and outstanding share. No fractional shares will be issued as a result of the Reverse Stock Split; stockholders otherwise entitled to a fractional share will receive an additional fraction rounded up to the next whole share. Following the Reverse Stock Split, the number of shares of common stock outstanding will be reduced from approximately 81.2 million to 2.7 million. Shares underlying the Company’s outstanding stock options and warrants will be proportionally adjusted, along with corresponding exercise prices.

The Company’s transfer agent, Continental Stock Transfer & Trust Company, will serve as the exchange agent for the Reverse Stock Split.

“This action is a highly necessary step in our efforts to maintain our Nasdaq listing and reflects a broader realignment of Abpro for the future,” said Miles Suk, Chief Executive Officer and Chairman of Abpro. “With a leaner cost structure, a major global partner in Celltrion, and a differentiated antibody platform, we are positioned to execute more effectively and create long-term value for our shareholders.”

Positioned for Growth and Value Creation

The Reverse Stock Split positions Abpro to reach compliance with Nasdaq as the Company enters a more focused and capital-efficient phase of growth. Over the past few quarters, Abpro has achieved an estimated ~60% reduction in operating costs versus the same period in 2024 through disciplined execution and streamlined operations.

The Company’s partnership with Celltrion remains a key strategic advantage. Celltrion funds all development expenses for Abpro’s lead antibody program ABP-102, while Abpro retains meaningful commercial and economic rights. A first-in-human trial for ABP-102 is anticipated in 2026.

Abpro is also evaluating its broader pipeline to unlock additional value through its DiversImmune® and MultiMabTM platforms, which together enable the rapid creation of bispecific and multispecific antibodies with enhanced selectivity and safety.

About Abpro

Abpro’s mission is to improve the lives of mankind facing severe and life-threatening diseases with next-generation antibody therapies. Abpro is advancing a pipeline of next-generation antibody therapies, for HER2+cancers, non-HER2+ gastric and liver cancer, and wet age-related macular degeneration and diabetic macular edema. These antibodies are developed using Abpro's proprietary DiversImmune® platform. Abpro is located in Woburn, Massachusetts. For more information, please visit www.abpro.co.

Forward Looking Statements

This press release includes certain disclosures that contain “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, express or implied statements regarding the timing and advancement of development programs, including the timing and availability of additional data, and expectations regarding the therapeutic benefit of Abpro’s programs, as well as strategic partnerships. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, those risks and uncertainties related to the timing and advancement of development programs; Abpro’s ability to continue as a going concern; Abpro’s ability to achieve compliance with Nasdaq listing standards; expectations regarding the therapeutic benefit of Abpro’s programs; that final data from Abpro’s pre-clinical studies and completed clinical trials may differ materially from reported interim data from ongoing studies and trials; Abpro’s ability to efficiently discover and develop product candidates; Abpro’s ability to obtain and maintain regulatory approval of product candidates; Abpro’s ability to maintain its intellectual property; the implementation of Abpro’s business model, including strategic plans for Abpro’s business and product candidates; and other risks identified in Abpro’s filings with the U.S. Securities and Exchange Commission (SEC) including Abpro’s most recent Annual Report on Form 10-K filed with the SEC and subsequent filings with the SEC. Abpro cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. Abpro disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements. Any forward-looking statements contained in this press release represent Abpro’s views only as of the date hereof and should not be relied upon as of the date hereof and should not be relied upon as representing its views as of any subsequent date.

Investor and Media Contact:

Daniel Kontoh-Boateng
DKB Partners, LLC
Tel: +1-862-213-1398
dboateng@dkbpartners.net